Exhibit 99.1

AYRO, Inc. Announces $15 Million Registered Direct Offering

Austin, Texas, July 6, 2020 — AYRO, Inc. (the “Company”) (NASDAQ: AYRO), a manufacturer of light-duty, emissions-free electric vehicles, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale of shares of the Company’s common stock, at a purchase price of $4.75 per share, in a registered direct offering. The closing of the offering is expected to occur on or about July 8, 2020, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from this offering are expected to be approximately $15 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-227858) previously filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2018, and declared effective by the SEC on November 9, 2018. The offering of the securities is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov .

Palladium Capital Group, LLC acted as a financial advisor in connection with the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AYRO

Texas-based AYRO, Inc., designs and delivers compact, emissions-free electric fleet solutions for use within urban and short-haul markets. Capable of accommodating a broad range of commercial and consumer requirements, AYRO’s vehicles are the emerging leaders of safe, affordable, efficient and sustainable logistical transportation. AYRO was founded in 2017 by entrepreneurs, investors, and executives with a passion to create sustainable urban electric vehicle solutions for Campus Management, Last Mile Delivery, Urban Commuting, and Closed Campus Transport. For more information, visit: www.ayro.com

To view our vehicles, visit: https://ayro.com/media

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements and include statements about the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the market for AYRO’s products is developing and may not develop as expected; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in the registration statement on Form S-4 filed by AYRO on February 14, 2020, as amended. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Darrow Associates

Jordan Darrow

512-551-9296

jdarrow@darrowir.com

Darrow Associates

Peter Seltzberg

516-419-9915

pseltzberg@darrowir.com